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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Skyline Corporation

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS September 20, 2007
PROXY STATEMENT
VOTING SECURITIES
ELECTION OF DIRECTORS
Report of the Audit Committee
Audit Fees
Audit-Related Fees
Tax Fees
All Other Fees
Code of Ethics
New York Stock Exchange Corporate Governance Listing Standards
CERTAIN OTHER BENEFICIAL OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION, DISCUSSION AND ANALYSIS
Objectives and Elements of Compensation Program
EXECUTIVE COMPENSATION
Defined Contribution Profit Sharing Plan
Retirement Benefits for fiscal year ended May 31, 2007
Executive Retirement Benefit Table
Compensation of Directors
Independent Director Compensation for the fiscal year ended May 31, 2007
Compensation of Former Executive Officer Directors for the fiscal year ended May 31, 2007
Transactions with Management
Compensation Committee Interlocks and Insider Participation
Report of the Compensation Committee on Executive Compensation
DIRECTOR INDEPENDENCE AND EXECUTIVE SESSIONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMMUNICATIONS WITH DIRECTORS
SHAREHOLDER PROPOSALS
MISCELLANEOUS

SKYLINE CORPORATION
2520 By-Pass Road
P.O. Box 743
Elkhart, Indiana 46515

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
September 20, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Skyline Corporation (“Skyline”) will be held at the Emerald Room, in the Ramada Inn, 3011 Belvedere Road, Elkhart, Indiana, on Thursday, September 20, 2007, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1. To elect a Board of Directors for the ensuing year, or until their successors are elected and qualify.

2. To transact such other business as may properly come before the meeting, or any adjournment thereof.

The Board of Directors has fixed the close of business on July 20, 2007, as the record date for the determination of shareholders entitled to notice of, and to vote at, said meeting.

By Order of the Board of Directors

James R. Weigand
Vice President, Finance, Treasurer
Chief Financial Officer and Secretary

August 16, 2007

IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

SKYLINE CORPORATION
2520 By-Pass Road, P.O. Box 743
Elkhart, Indiana 46515
August 16, 2007

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Skyline Corporation (“Skyline”) for use at the Annual Meeting of Shareholders to be held September 20, 2007. The shares represented by properly executed proxies received prior to the meeting will be voted. If the shareholder directs in the proxy how the shares are to be voted, they will be voted accordingly. When no direction has been given by the shareholder, it is the intention of the proxies named in the proxy to vote the same in accordance with their best judgment. Any proxy given may be revoked by the shareholder at any time prior to the voting of the proxy. The approximate date on which this proxy statement and the form of proxy are first sent or given to security holders is August 16, 2007.

VOTING SECURITIES

Only shareholders of record as of the close of business on July 20, 2007, or their proxies are entitled to vote at the meeting. As of that date, Skyline had outstanding 8,391,244 shares of Common Stock having one vote per share.

ELECTION OF DIRECTORS

Each share of Common Stock is entitled to one vote, which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors and approve any other matter as may properly come before the meeting if they choose to do so. While the Corporation does not have a policy requiring Board members to attend the annual meeting, traditionally all Directors have attended the annual meeting and did so at the 2006 annual meeting.

It is proposed that eight Directors be elected at the meeting, each to serve until the next Annual Meeting of Shareholders and until his successor qualifies and is elected.

It is intended that the votes authorized by the enclosed proxy will be cast for the election of the eight nominees for Directors whose names are set forth below. In the event that one or more of the nominees shall unexpectedly become unavailable for election, the votes will be cast, pursuant to authority granted by the enclosed proxy, for such person or persons as may be designated by the present Board of Directors or the Board may be reduced accordingly. All of the nominees for whom the proxies intend to vote have agreed to serve as Directors if elected.

Information about the nominees for election as Directors and the beneficial ownership of Skyline Common Stock by directors as a group is as follows:

			Shares of Skyline
			Common Stock
		Skyline	Beneficially Owned		Percent
Name, Title, Address		Director	at July 1, 2007		of
and Principal Occupation	Age	Since	Directly or Indirectly		Class(2)
ARTHUR J. DECIO Chairman of the Board, serving in a non-executive officer and consulting capacity. Skyline Corporation 2520 By-Pass Road Elkhart, Indiana 46514	76	1959	1,477,784	(1)	17.6%

THOMAS G. DERANEK Vice Chairman and Chief Executive Officer Skyline Corporation 2520 By-Pass Road Elkhart, Indiana 46514	71	2001	0

JOHN C. FIRTH 4220 Edison Lakes Parkway Mishawaka, Indiana 46545 President of Quality Dining, Inc., a restaurant holding company which owns more than 170 restaurants in six states. Mr. Firth was Executive Vice President, Principal Financial Officer and General Counsel to Quality Dining, Inc. from 2000 to 2005.	49	2006	500

JERRY HAMMES 2015 West Western Avenue South Bend, Indiana 46629 President of Romy Hammes, Inc., a bank holding company and real estate investment company, South Bend, Indiana, and Chairman of Peoples Bank of Kankakee County, a bank, Bourbonnais, Illinois.	75	1986	13,000

RONALD F. KLOSKA 1329 East Woodside South Bend, Indiana 46614 Mr. Kloska currently serves Skyline in a consulting capacity.	73	1965	28,600

			Shares of Skyline
			Common Stock
		Skyline	Beneficially Owned	Percent
Name, Title, Address		Director	at July 1, 2007	of
and Principal Occupation	Age	Since	Directly or Indirectly	Class(2)
WILLIAM H. LAWSON One Sarasota Tower, Suite 408 Sarasota, Florida 34236 Retired March 31, 2003 as Chairman of the Board, Chief Executive Officer and a Director of Franklin Electric Company, Inc., a manufacturer of electric motors, Bluffton, Indiana.	70	1975	3,000

DAVID T. LINK Dean Emeritus Notre Dame Law School University of Notre Dame Notre Dame, Indiana 46556 Retired April 1, 2006 as President and CEO International Centre for Healing and the Law 9292 W. KL Avenue Kalamazoo, Michigan 49009	70	1994	600

ANDREW J. MCKENNA 8338 North Austin Avenue Morton Grove, Illinois 60053 Chairman of Schwarz, a national printer, converter and distributor of packaging and promotional materials. Mr. McKenna is also a director of Aon Corporation and Chairman of McDonald’s Corporation.	77	1971	12,300

ALL NOMINEES AND OFFICERS AS A GROUP			1,568,982	18.7%

(1)	Includes 83,500 shares in The Arthur J. Decio Foundation, a charitable foundation, of which Mr. Decio is a trustee. Mr. Decio disclaims any beneficial interest with respect to these shares.

(2)	Less than one percent unless otherwise indicated.

Skyline has standing Audit, Nominating and Governance and Compensation Committees of the Board. Information about Board and Committee meetings is as follows:

The Audit Committee consisted of Messrs. Hammes, Firth, Lawson and Link. It met four times during the fiscal year ended May 31, 2007. The Committee meets with the accounting firm which conducts the annual audit of Skyline’s financial statements, reviews auditors’ recommendations, reviews the independence of Skyline’s auditors and considers the range of audit and non-audit fees. It also meets with the internal audit staff and Chief Financial Officer, reviews the scope and adequacy of Skyline’s internal auditing program and reports its findings to the Board with any recommendations it considers appropriate. Skyline’s Board of Directors has adopted a written charter for the Audit Committee. The members of Skyline’s Audit Committee are all

“independent” as defined in the applicable Listing Standards. Messrs. Hammes, Firth, Lawson and Link are all “Audit Committee Financial Experts.”

The Nominating and Governance Committee consists of Messrs. McKenna, Firth, Hammes, Lawson and Link, all of whom are independent. It met two times during the last fiscal year. The Nominating and Governance Committee identifies individuals qualified to become Board Members, and recommends that the Board nominates such individuals for election to the Board at the next Annual Meeting of Shareholders. This Committee also develops and reviews Skyline’s corporate governance guidelines and makes recommendations to the Board relating to the guidelines. The Committee believes that candidates for directors should meet certain minimum qualifications including being of the highest ethical character and sharing the values of Skyline as reflected in our Code of Ethics, having reputations both personal and professional consistent with the image and reputation of Skyline, and being highly accomplished in their respective fields with superior credentials and recognition and having relevant experience and expertise. In general, persons recommended by shareholders will be considered on the same basis as candidates from other forums. The Committee retains the right to modify these qualifications from time to time. Shareholders may provide the Committee information on director candidates for consideration by the Committee by writing a letter to our assistant secretary Linda Philippsen at our principal executive office at 2520 By-Pass Road, P.O. Box 743, Elkhart, Indiana 46515 containing the respective candidate’s name, qualifications, relevant experience, all information required pursuant to Regulation 14A under the Securities Exchange Act of 1934, and such candidate’s consent to serve as director. The Committee retains absolute discretion and independence in determining whether to recommend a candidate. These letters must also identify the author as a shareholder of Skyline, and clearly state that the intended recipients are all members of the Nominating and Governance Committee. All such communications received by the assistant secretary will be delivered to members of the Nominating and Governance Committee. Skyline has a written charter for the Nominating and Governance Committee which is posted to Skyline’s website at www.skylinecorp.com. The committee charter is also available in paper form upon request to the Skyline assistant secretary.

The Compensation Committee consists of Messrs. Lawson, Firth, Hammes, Link and McKenna. It met two times during the last fiscal year. The functions of the Compensation Committee are to discharge the Board’s responsibilities relating to compensation of Skyline executives, review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate Chief Executive Officer performance in light of these goals and objectives and set the Chief Executive Officer’s compensation level based on this evaluation and to make recommendations to the Board regarding incentive compensation plans, equity based plans and to undertake any similar functions. Skyline has a written charter for the Compensation Committee which is posted to Skyline’s website at www.skylinecorp.com. The committee charter is also available in paper form upon request to the Skyline assistant secretary.

The Board of Directors met or took action six times during the last fiscal year. Every Board member was present at all Board meetings and meetings of all committees of which he was a member.

Report of the Audit Committee

The Audit Committee of Skyline’s Board of Directors has reviewed and discussed Skyline’s audited financial statements with management; has discussed with Skyline’s independent registered public accounting firm Crowe Chizek and Company LLC the matters required to be discussed by Codification of Statements on Auditing Standards, AU § 380, Statement on Auditing Standards No. 61; has received from the auditors disclosures regarding the auditors’ independence as required by Independence Standards Board Standard No. 1 and has discussed with the auditors the auditors’ independence; and has, based on the review and discussions noted above, recommended to Skyline’s Board of Directors that the audited financial statements be included in Skyline’s Annual Report on Form 10-K for the fiscal year ended May 31, 2007 for filing with the Securities and Exchange Commission. Skyline’s Board of Directors has adopted a formal charter for the Audit Committee setting forth its responsibilities. A current copy of the Audit Committee Charter is available on our website at www.skylinecorp.com. The committee charter is also available in paper form upon request to the Skyline assistant secretary.

Jerry Hammes, Chairman
John C. Firth
William H. Lawson
David T. Link

Audit Fees

The aggregate fees billed for professional services rendered for the audit of Skyline’s annual financial statements and internal control over financial reporting for the last two fiscal years ending May 31, 2006 and May 31, 2007 and the reviews of the financial statements included in Skyline’s Forms 10-Q and all services that are normally provided by the accountants, Crowe Chizek and Company LLC, in connection with statutory and regulatory filings or engagements for those fiscal years were $300,000 for the year ended May 31, 2006 and were $281,000 for the year ended May 31, 2007.

Audit-Related Fees

The aggregate fees billed by Crowe Chizek and Company LLC for professional services during the last two fiscal years for assurance and related services that are reasonably related to the performance of the audit or review of Skyline’s financial statements, other than those reported as Audit Fees, were $31,000 for the fiscal year ended May 31, 2006 and were $29,000 for the fiscal year ended May 31, 2007.

Tax Fees

The aggregate fees billed by Crowe Chizek and Company LLC in each of the last two fiscal years for professional services rendered for tax compliance, tax advice, and tax planning were $11,000 for the fiscal year ended May 31, 2006 and were $14,000 for the fiscal year ended May 31, 2007. The services were the review, assistance and preparation and signing of Skyline’s consolidated Federal tax return.

All Other Fees

The aggregate fees billed Skyline for services by Crowe Chizek and Company LLC, other than for services addressed under the captions “Audit Fees”, “Audit-Related Fees” and “Tax Fees” for each of the last two fiscal years were $0 for the fiscal years ended May 31, 2006 and 2007.

Pursuant to the Audit Committee’s preapproval policies and procedures under 17 CFR 210.2-01(c)(7)(i)(C), all audit engagements received explicit approval by the Audit Committee after the Audit Committee received an adequate description of the proposed engagement.

The percentage of the services addressed under the captions “Audit-Related Fees”, “Tax Fees” and “All Other Fees” that were preapproved by the Audit Committee pursuant to 17 CFR 210.2-01(c)(7)(i) is 100%.

Code of Ethics

Skyline has Codes of Ethics which apply to all employees, officers and directors. The ethics policy is posted on our website at www.skylinecorp.com and is available in paper form upon request to the Skyline assistant secretary.

New York Stock Exchange Corporate Governance Listing Standards

On September 22, 2006, the certificate by Skyline’s Chief Executive Officer provided for in Section 303A.12 of the New York Stock Exchange Listing Company Manual was filed with the New York Stock Exchange. The foregoing certification was unqualified.

CERTAIN OTHER BENEFICIAL OWNERS

The following persons, entities or “group” as indicated are known to Skyline to own beneficially at least five percent (5%) of Skyline’s common stock or are members of management identified in the summary compensation table but who are not on Skyline’s Board. The beneficial ownership of Skyline common stock by the members of its Board and its nominees for directors is shown in the table under “Election of Directors” above.

	Shares of Skyline Common
Name and Address	Stock Beneficially Owned	Percent of
of Beneficial Owner	at July 1, 2007	Class(1)

Third Avenue Management LLC 622 Third Avenue, 32nd Floor New York, New York 10017	960,384	11.4%

GAMCO Investors, Inc. One Corporate Center Rye, New York 10580-1435	869,550	10.4%

T. Rowe Price Associates Inc.(2) 100 East Pratt Street Baltimore, Maryland 21202	836,500	10.0%

	Shares of Skyline Common
Name and Address	Stock Beneficially Owned	Percent of
of Beneficial Owner	at July 1, 2007	Class(1)

Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, California 90401	637,970	7.6%

Barclay’s Global Investors 45 Fremont Street San Francisco, California 94105	567,185	6.8%

Private Capital Management. 8889 Pelican Bay Blvd., Suite 500 Naples, Florida 34108	432,741	5.2%

Terrence M. Decio Vice President, Marketing and Sales 2520 By-Pass Road Elkhart, Indiana 46514	30,080

Charles W. Chambliss Vice President, Product Design & Engineering 2520 By-Pass Road Elkhart, Indiana 46514	1,218

Christopher R. Leader Vice President, Operations 2520 By-Pass Road Elkhart, Indiana 46514	1,000

James R. Weigand Chief Financial Officer and Secretary 2520 By-Pass Road Elkhart, Indiana 46514	800

(1)	Less than one percent (1%) if not specified.
(2)	T. Rowe Price Associates, Inc. (Price Associates) has informed Skyline that these securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investment and/or sole power to vote the securities and that for purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of forms provided to Skyline and on certain written representations, Skyline is unaware of any failure to file on a timely basis reports required by Section 16(a) of the Exchange Act by any director, officer or beneficial owner of more than ten percent of Skyline’s common stock.

COMPENSATION, DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of our Board of Directors established, subject to the approval of the full Board of Directors, the compensation for our Chief Executive Officer, our Chief Financial Officer, and our three most highly compensated executive officers whose total compensation for the fiscal year ended May 31, 2007 exceeded $100,000. We refer to these five individuals as the “Named Executive Officers.”

In determining compensation, the Compensation Committee takes into account several factors, including compensation paid by our competitors and compensation data for other industries. The Compensation Committee also considers qualitative factors bearing on an individual’s experience, responsibilities, management and job performance, to evaluate whether the demands of a particular position are being fulfilled effectively by the relevant individual. The Compensation Committee evaluates the contributions to our overall profitability performance during the last fiscal year, leadership, effectiveness and commitment of each of our Named Executive Officers, including our Chief Executive Officer.

Objectives and Elements of Compensation Program

Our compensation program is intended to enable us to attract, motivate, reward and retain the executive management talent required to achieve corporate objectives. It is our policy to reward exceptional performance and contributions to the development of our business.

To attain these objectives, our compensation programs include a competitive base salary coupled with the opportunity to participate in a bonus pool, which is created based on the performance of our business. Our Compensation Committee is responsible for making recommendations to our Board of Directors with respect to incentive based compensation plans and equity based plans. For the fiscal year ended May 31, 2007, we did not pay any long-term compensation or any non-cash compensation to our Named Executive Officers. We have not utilized long-term compensation or non-cash compensation programs from a desire to keep our compensation system simple and straightforward.

Base Salary. The Compensation Committee sets salary levels for Named Executive Officers so as to reflect the duties and level of responsibilities inherent in the position and current economic conditions relating to our business. In establishing the salary level for a given position, the Compensation Committee considers comparative salaries paid by other companies in the industries in which we do business. The Compensation Committee does not, however, target a specific percentile range within the comparative group in setting salaries of our Named Executive Officers. The Compensation Committee also considers the particular qualifications and level of experience of the individual holding the position in establishing a salary level when the individual is first appointed to a given position.

Annual Incentive Bonuses. We provide certain employees, including the Named Executive Officers, the opportunity to earn an annual incentive bonus based on an evaluation of the employee’s individual performance and our performance, which is based on earnings before interest and taxes. These bonuses are discretionary, and no Named Executive Officer is automatically entitled to a bonus or a bonus in any particular amount. In considering bonuses for Named Executive Officers other than the Chief Executive Officer, the Compensation Committee consults with our Chairman of the Board and Chief Executive Officer regarding instances of exceptional effort demonstrated by an employee.

Potential Payments upon Termination or Change in Control. We provide benefits on death, disability or retirement for substantially all employees, including our Named Executive Officers, pursuant to the Skyline Corporation and Affiliates Employees’ Profit Sharing Plan. We also provide fixed payment amounts to the Named Executive Officers over a ten-year period upon retirement after age 60 or later or to the Named Executive Officer’s estate upon death during active employment with us. For more information, see the discussions below under “Defined Contribution Profit Sharing Plan” and “Retirement Benefits.”

EXECUTIVE COMPENSATION
Summary Compensation Table
for fiscal year ended May 31, 2007

The following table provides information about all compensation awarded to, earned by or paid to our Named Executive Officers during the fiscal year ended May 31, 2007.

				All Other
Name and				Compensation
Principal Position	Year	Salary ($)	Bonus ($)	($)*	Total ($)
Thomas G. Deranek Vice Chairman and Chief Executive Officer	2007	300,000	—	4,500	304,500
Terrence M. Decio** Vice-President, Marketing and Sales	2007	290,000	—	4,500	294,500
James R. Weigand Vice President, Finance, Treasurer, Chief Financial Officer and Secretary	2007	240,000	—	4,500	244,500
Christopher R. Leader Vice-President, Operations	2007	235,000	—	4,500	239,500
Charles W. Chambliss Vice-President, Product Design and Engineering	2007	220,000	—	4,500	224,500

*	Other compensation represents a vested contribution to the Skyline Profit Sharing defined contribution plan described below.

**	Terrence M. Decio is the son of Arthur J. Decio.

Defined Contribution Profit Sharing Plan

We have defined contribution profit sharing plans for hourly and salaried workers, including the Named Executive Officers, that provide benefits on death, disability or retirement for substantially all employees. Employees become eligible as of the June 1 or December 1 immediately following completion of six months of employment. The amount we contribute under the plans each year is at our discretion. The maximum contribution for any participant, including any Named Executive Officer, may not exceed 12% of the participant’s basic compensation, subject to the maximum amount allowed by the Internal Revenue Code.

Upon retirement, death or permanent total disability, a participant, including a Named Executive Officer, is entitled to all of the funds credited to his or her account. In case of termination of employment by resignation or discharge, the participant is entitled to a percentage of the amount credited to his or her account, ranging from 0% after one year of employment to 100% after six years. We will use forfeitures resulting from any employee’s termination of employment prior to full vesting to reduce employer contributions. Net investment earnings or net losses for each fiscal year are allocated to the account of each participant in the same ratio as the participant’s account balance bears to the total account balances of all participants. We reserve the right to modify, amend or terminate the plans. In the event of termination of the plans, we must pay the entire amount previously contributed under the plans to participants or their beneficiaries and under no circumstances may those amounts revert to Skyline.

Retirement Benefits
for fiscal year ended May 31, 2007

We have entered into arrangements with certain employees, including our Named Executive Officers, which provide for us to pay benefits to the employees’ estates in the event of death during active employment or to pay retirement benefits over 10 years beginning at the date of retirement. To fund all such arrangements, we have purchased life insurance or annuity contracts on the covered employees. The cash surrender value of the insurance contracts are recorded as a long-term other asset and the net present value of the maximum potential benefit is recorded as a liability on our financial statements.

The following table provides information on each plan that provides for payments or other benefits in connection with a Named Executive Officer’s retirement, excluding tax-qualified and non-qualified defined contribution plans.

Executive Retirement Benefit Table

					Maximum	Present
			Annual	Annual	Potential	Value of
Named Executive		Vesting	Retirement	Beneficiary	Remaining	Accumulated
Officer	Plan Name	Age	Amount($)	Amount($)	Balance($)	Benefit($)
Thomas G. Deranek	Supplemental Retirement Benefits	60	75,000	75,000	750,000	564,000
James R. Weigand	Supplemental Retirement Benefits	62	60,000	40,000	600,000	253,000
Terrence M. Decio	Supplemental Retirement Benefits	60	75,000	75,000	750,000	427,000
Christopher R. Leader	Supplemental Retirement Benefits	62	60,000	40,000	600,000	202,000
Charles W. Chambliss	Supplemental Retirement Benefits	62	60,000	40,000	600,000	346,000

Compensation of Directors

Directors who are not employees of Skyline receive an annual fee of $20,000 payable in quarterly installments and receive $1,000 for each Board or Committee meeting attended, except the lead director receives a fee of $30,000. The Chairman of the Audit Committee receives $4,000 annually and the remaining members of the Audit Committee receive $3,000 annually, payable in quarterly installments. Chairmen of the other Board Committees who are not employees of Skyline receive an additional $3,000 annually, and Committee members of the other Board Committees who are not employees of Skyline receive an additional $2,000 annually, payable in quarterly installments.

Independent Director Compensation
for the fiscal year ended May 31, 2007

The following table summarizes payments made to independent directors for the fiscal year ended May 31, 2007.

Name	Total Fees Earned or Paid in Cash($)
John C. Firth	28,250
Jerry Hammes	38,625
William H. Lawson	38,125
David T. Link	37,250
Andrew J. McKenna	39,000

Compensation of Former Executive Officer Directors
for the fiscal year ended May 31, 2007

	Executive
	Retirement
	Benefit	All Other
	Payments*	Compensation**
Name	($)	($)	Total
Arthur J. Decio	100,000	50,000	150,000
Ronald F. Kloska	100,000	50,000	150,000

*	Amounts represent fiscal year payouts of executive retirement benefits as described below for Directors who previously served as executives for the corporation.

**	Amounts represent consulting fees for Directors who previously served as executive officers for the corporation.

Directors who previously served as executive officers for the corporation are eligible to receive supplemental retirement benefits as indicated below.

					Maximum	Present
			Annual	Annual	Potential	Value of
		Vesting	Retirement	Beneficiary	Remaining	Accumulated
Named Director	Plan Name	Age	Amount($)	Amount($)	Balance($)	Benefit($)
Arthur J. Decio*	Supplemental Retirement Benefits	60	100,000	100,000	900,000	695,000
Ronald F. Kloska	Supplemental Retirement Benefits	60	100,000	100,000	900,000	695,000

*	In addition to the payments noted above, in the event of the death of Arthur J. Decio, we have agreed to pay his survivor(s) the sum of $2,700,000, which at present income tax rates would result in after tax cost to the Corporation of approximately $1,600,000. We are the owner and beneficiary of policies insuring Arthur J. Decio’s life in the amount of $1,600,000.

Transactions with Management

We did not participate in any transactions during the fiscal year ended May 31, 2007 in which the amount involved exceeded $120,000 and in which any related person had a direct or indirect material interest.

Compensation Committee Interlocks and Insider Participation

The following persons served as members of the Compensation Committee of our Board of Directors during the fiscal year ended May 31, 2007: William H. Lawson, John C. Firth, Jerry Hammes, David T. Link and Andrew J. McKenna. Arthur J. Decio is our Chairman of the Board, and is a member of the Board of Directors of Schwarz. Andrew J. McKenna is Chairman of Schwarz.

Report of the Compensation Committee
on Executive Compensation

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included above. Based on that review and discussion, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended May 31, 2007. Each member of the Compensation Committee is a director who is not an employee of Skyline or any of our affiliates.

William H. Lawson, Chairman
John C. Firth
Jerry Hammes
David T. Link
Andrew J. McKenna

Being all the members of Skyline’s
Compensation Committee

DIRECTOR INDEPENDENCE AND EXECUTIVE SESSIONS

The Board of Directors has affirmatively determined that each of the five non-management Directors, Andrew J. McKenna, Jerry Hammes, William H. Lawson, David T. Link, and John C. Firth is an independent Director and therefore, that a majority of Skyline’s eight-person Board of Directors is currently independent as so defined. For this purpose, Skyline’s Board adopted the following categorical standards based in part on the New York Stock Exchange Corporate Governance Listing Standards approved by the SEC on November 4, 2003, and additional categories considered appropriate by the Board:

1.	No Director qualifies as “independent” unless the Board affirmatively determines that the Director has no material relationship with Skyline or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with Skyline or its subsidiaries);

2.	A Director who is an employee, or whose immediate family member is an executive officer of Skyline or any of its subsidiaries, is not independent until three (3) years after the end of such employment relationship;

3.	A Director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from Skyline or any of its subsidiaries, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three (3) years after he or she ceases to receive more than $100,000 per year in such compensation;

4.	A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by a present or former internal or external auditor of our company or any of its subsidiaries, is not “independent” until three (3) years after the end of the affiliation or the employment or auditing relationship;

5.	A Director who is employed, or whose immediate family member is employed, as an executive officer of another company when any of Skyline or any of its subsidiaries’ present executives serve on that other company’s compensation committee is not “independent” until three (3) years after the end of such service or the employment relationship;

6.	A Director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payment from, Skyline or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues, is not “independent” until three (3) years after falling below such threshold; and

7.	The Board has determined that there are no relationships between Skyline and the Directors classified as independent other than service on Skyline’s Board of Directors and compensation paid to such Directors.

The foregoing independence determination of the Board of Directors also included the conclusions of the Board that:

1.	Each of the members of the Audit Committee, Nominating and Governance Committee, and Compensation Committee listed above is respectively independent under the standards listed above for purposes of membership on each of these committees; and

2.	Each of the members of the Audit Committee also meets the additional independence requirements under Sec. Rule 10A-3(b).

Mr. McKenna is currently serving as the “lead” independent Director for purposes of scheduling and setting the agenda for executive sessions of the independent Directors. It is presently contemplated that there will be regular executive sessions during the fiscal year ending May 31, 2008 in conjunction with regularly scheduled Board meetings, in addition to the separate meetings of the key standing committees of the Board of Directors. There were two executive sessions in fiscal year ending May 31, 2007.

Our Board of Directors has adopted a statement of governance principles that is available on our Company’s website at www.skylinecorp.com and is available in paper form upon request to the Skyline assistant secretary.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Skyline’s independent registered public accounting firm is Crowe Chizek and Company LLC. It is expected that representatives of Crowe Chizek and Company LLC will be present at the meeting of shareholders, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

COMMUNICATIONS WITH DIRECTORS

Skyline provides for a procedure for shareholders and other interested parties to communicate with the Board. Communications may be sent to the attention of the Board Members or Committees in care of board@skylinecorp.com.

SHAREHOLDER PROPOSALS

To be considered for inclusion in next year’s proxy statement, shareholder proposals must be received at Skyline’s principal executive offices not later than the close of business on April 18, 2008. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding sentence) but instead is sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission Rules permit management to vote proxies in its discretion if (a) Skyline received notice of the proposal before the close of business on July 3, 2008 and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matters, or (b) does not receive notice of the proposal prior to the close of business on July 3, 2008.

Notice of intention to present proposals at the 2008 Annual Meeting should be addressed to:
James R. Weigand
Vice President, Finance, Treasurer
Chief Financial Officer and Secretary
Skyline Corporation
2520 By-Pass Road
Elkhart, Indiana 46514

The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

MISCELLANEOUS

As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the annual meeting. However, if other proper matters are presented at the meeting, it is the intention of the proxies named in the enclosed proxy to take such action as shall be in accordance with their best judgment.

The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying material, will be paid by Skyline. Skyline expects to pay approximately $6,500 to Georgeson Shareholder Communications, Inc. as compensation for the solicitation of proxies, and may reimburse brokers and others for their expense for sending proxy material to principals for the purpose of obtaining signed proxies. In addition, solicitation may be by mail, telephone, fax and personal interview by regularly engaged officers of Skyline who will not be additionally compensated therefor.

Shareholders are respectfully requested to date, sign and return promptly the enclosed proxy in the enclosed envelope. No postage is required if mailed in the United States.

By Order of the
Board of Directors

James R. Weigand
Vice President, Finance, Treasurer
Chief Financial Officer
and Secretary

  IMPORTANT:  Please mark, sign, date and promptly return this proxy using the enclosed envelope.

PROXY
SKYLINE CORPORATION
THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints James R. Weigand and Linda R. Philippsen as proxies, each with the power to appoint a substitute, and hereby authorizes them, or either of them, to appear and to vote as designated below, all the shares of common stock held of record by the undersigned on July 20, 2007, at the Annual Meeting of Shareholders of Skyline Corporation, to be held at the Emerald Room, in the Ramada Inn, 3011 Belvedere Road, Elkhart, Indiana, on Thursday, September 20, 2007, at 9:00 a.m., Eastern Daylight Time, and at any adjournments thereof.

1. ELECTION OF DIRECTORS

NOMINEES: Arthur J. Decio, Thomas G. Deranek, John C. Firth, Jerry Hammes, Ronald F. Kloska, William H. Lawson, David T. Link, and Andrew J. McKenna

Mark Only One Box:

☐ FOR all nominees listed above; except vote withheld with respect to nominee/s listed below (if any).	☐ WITHHOLD AUTHORITY to vote for ALL nominees listed above.

2. At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be signed on other side)

(Continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS.

  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith, both of which are dated August 16, 2007.

Dated: August 16, 2007
Please Print:	Signature

Name

Name	Signature

Address
Date:
Address

City, State, Zip Code

Please sign exactly as name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.